UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020 (November 10, 2019)

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A (this “Form 8-K/A”) amends our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2019 (the “Original Form 8-K”), as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on January 27, 2019 (“Amendment No. 1”). This Form 8-K/A is being filed to include Exhibit 23.1 which contains the consent of UHY LLP (“UHY”) permitting the Company to incorporate by reference into certain of the Company’s effective registration statements UHY’s report, dated January 24, 2020, relating to its audit of the financial statements of Custom Biogenic Systems, Inc. (“CBS”) for the years ended December 31, 2018 and 2017 which were included in Amendment No. 1. The Company is also re-filing the unaudited financial statements of CBS as of and for the nine months ended September 30, 2019 and 2018 as Exhibit 99.2 to this Form 8-K/A to correct the heading of the last column of the balance sheet included therein. Except as set forth herein, no other modifications have been made to the information contained in the Original Form 8-K or Amendment No. 1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The unaudited financial statements of CBS as of and for the nine months ended September 30, 2019 and 2018 are re-filed as Exhibit 99.2 and are incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of UHY LLP

99.2	The unaudited financial statements of CBS as of and for the nine months ended September 30, 2019 and 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.
Date: January 28, 2020	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer